Paul Hastings LLP

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davidhearth@paulhastings.com

August 28, 2026

VIA EDGAR

Matthews International Funds

d/b/a Matthews Asia Funds

Four Embarcadero Center, Suite 550

San Francisco, California 94111

Re:  Matthews International Funds - File Nos. 033-78960 and 811-08510

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Matthews International Funds, d/b/a the Matthews Asia Funds (the “Registrant”), as shown in Post-Effective Amendment No. 120 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth for PAUL HASTINGS LLP